"*" Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit 10.5

January 1, 2004

Cory Halpern
Midway Home Entertainment
2727 West Roscoe Entertainment
Chicago, Illinois 60618
Fax: 773-961-2990

  Re:
  Online License on the PlayStation®2 Console

Dear Cory,

        This Letter Agreement amends the PlayStation®2 CD-ROM/DVD-ROM Licensed Publisher Agreement, effective as of April 1, 2000 ("PS2 LPA") between Sony Computer Entertainment America Inc. ("SCEA") and Midway Home Entertainment ("Company"). This Letter Agreement amends the PS2 LPA's terms only to the extent of the terms and conditions set forth in this Letter Agreement. All other terms and conditions of the PS2 LPA shall remain in full force and effect with respect to Online Licensed Products (as defined below) and to other of Company's Licensed Products. Capitalized terms used herein and not defined shall have the meanings attributed to them in the PS2 LPA. SCEA's decision to grant this limited license of online rights to Company does not constitute, nor shall it be construed as, a waiver of any other provision of the PS2 LPA, nor does it constitute nor shall it be construed as a waiver of the PS2 LPA regarding any future events or circumstances.

        The parties hereto agree as follows:

  1.
  Definitions.
  a.
  "Network Adaptor" means the Network Adaptor (Ethernet/modem) (for PlayStation 2), which connects the System to the Internet for Online Gameplay through a dial-up or high speed (broadband) connection/Internet service provider, or connects Systems through a local area network ("LAN") environment.

  b.
  "Online Gameplay" means interaction integral to a game or gameplay on a System that is connected to the Internet in some manner (including but not limited to through usage of the Network Adaptor) and which allows an end user to play other end users across the Internet or a LAN environment. "Online Gameplay" shall exclude all services, sales other than the sale of Online Gameplay Features to Company end-users, advertisements and promotions or the ability to link to same, made available to end users across the Internet or a LAN environment, unless expressly approved by SCEA.

  c.
  "Online Gameplay Features" means downloadable enhancements, additions, patches, and updates, including but not limited to, characters, scripts, levels, modifications and data, used in conjunction with an individual Online Licensed Product and downloaded or otherwise provided to users after sale of a Unit of that Individual Online Licensed Product. "Online Gameplay Features" shall not be playable Independent of the corresponding Online Licensed Product.

  d.
  "Online Licensed Product" means a Licensed Product as defined in the PS 2 LPA that incorporates Online Gameplay Features and that is designed to allow Online Gameplay.

  e.
  "System" means the PlayStation® 2 computer entertainment system.

  2.
  License Grant for Online Licensed Products. SCEA grants to Company, for the term of the PS2 LPA, within the Licensed Territory, under SCEA Intellectual Property Rights owned, controlled or licensed by SCEA, a non-exclusive, non-transferable license, without the right to sublicense (except as specifically provided herein), to develop and publish Online Licensed Products to end users. The code and data comprising Online Gameplay Features that Company makes available to end users for any specific Online Licensed Product shall not exceed 20% of the code and data comprising the associated Licensed Product. If Company desires to exceed the 20% limitation set forth in this section, Company and SCEA shall meet and discuss on an ad hoc basis.

  3.
  Format of Online Licensed Products. Online Licensed Products shall be distributed to end users in the form of PlayStation® 2 Format Discs only. Subsequent to sale of the Online Licensed Product, associated Online Gameplay Features may be distributed to end users pursuant to section 2 above and governing terms in the SourceBook 2. SCEA reserves the right to insert serial numbers on all PlayStation 2 Format Discs for security and authentication purposes.

  4.
  Compatibility of Online Licensed Products. All Online Licensed Products will support and be compatible with the Network Adaptor. Company shall be solely responsible for functionality and operational compatibility of Online Licensed Products with any such third party peripheral, and SCEA shall have no responsibility to test or review any such third party peripherals. SCEA shall further not be held responsible for any actual, incidental or consequential damages that may result from possession, use or malfunction of such third party peripherals when used with Online Licensed Products or the System. If an Online Licensed Product supports third party peripherals, SCEA may test or review some or all of such third party peripherals in its sole discretion, provided that (i) any such testing or review by SCEA shall not obligate SCEA to test or review other or any supported third party peripherals; (ii) any such testing or review by SCEA shall not shift to SCEA any responsibility to ensure or assess third party peripheral compatibility or require SCEA to report third party peripheral incompatibilities; and (iii) if requested by SCEA, Company must provide to SCEA a reasonable number of samples of any such third party peripheral products for testing and review in a timely manner. In the event that any third party peripheral fails to perform to SCEA's satisfaction, SCEA shall have the right to require that Company remove applications that support the third party peripheral. Publisher shall not make Online Licensed Products playable on platforms other than the System.

  5.
  Security and Authentication of Online Licensed Products. Company shall utilize an authentication or authorization system to be provided, licensed or identified by SCEA for all Online Licensed Products to authenticate the veracity of PlayStation® 2 hardware and software, including but not limited to, Format Discs and Systems.

  6.
  Royalty on Online Licensed Products. The royalty for Online Licensed Products as provided in the PS 2 LPA for Licensed Products in addition to a [*] royalty on gross online-generated revenues, meaning subscription fees or other monetary consideration given by end users in exchange for Online Gameplay or Online Gameplay Features in conjunction with any Online Licensed Product.

  7.
  Royalties on Indirect Revenues Related to Online Titles. In the event that Company is permitted to charge a royalty, subscription fee or to be paid any monetary consideration by third parties for activities related to Online Gameplay of the Online Titles, including but not limited to advertising placements or sales, product sales, promotions, and tournaments, SCEA reserves the right to charge royalties with respect to such activities.

  8.
  Quality Standards for the Product. In addition to complying with all quality assurance standards set forth in the LPA and the SourceBook 2, Company shall comply with all quality

*
Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

  assurance standards and guidelines required by SCEA with respect to compatibility and Online Gameplay Features of Online Licensed Products. Company shall also comply with any and all labeling requirements required by SCEA with respect to Online Licensed Products. Furthermore, any new versions of Online Licensed Products and all Advertising Materials and Packaging relating to Online Licensed Products shall be subject to SCEA's prior written approval with respect to all quality and compatibility features as set forth in the LPA, the SourceBook 2 or as determined by SCEA and communicated to Company, prior to any release to end users. Notwithstanding anything to the contrary in the SourceBook 2, the review process relating to all aspects of Online Licensed Products may take longer than stated in the SourceBook 2 for Licensed Products, and SCEA will bear no responsibility for delays relating to such approvals.

  9.
  Legal Compliance. All Online Licensed Products must include a legal disclosure enumerating end user and privacy policies prior to allowing any end users to access Online Gameplay or Online Gameplay Features for the first time for a particular user or as otherwise required by law. Company will inform SCEA if personally identifying information will be collected from end users of any Online Licensed Product, how it will be collected, and shall provide to SCEA, for its review and approval, a legitimate business reason for collecting such personally identifying information and a copy of Company's privacy policy. Company shall adhere to all U.S. and applicable foreign laws relating to online products, including but not limited to the Children's Online Privacy Protection Act ("COPPA") rules and regulations in the gathering, handling and dissemination of all user registration data from end users of the Online Licensed Product. Company will provide SCEA with a copy of its user agreement for Online Licensed Products for SCEA's review and approval. Such user agreement shall either be hard coded into the Online Licensed Product or available on the server hosting the Online Licensed Product in such a way that a user must agree to it prior to accessing the Online Gameplay or Online Gameplay Features for the first time, or as required by law. Such user agreement shall comply with the requirements for user agreements set forth in the SourceBook 2.

  10.
  Content and Vulgarity Filters. Each Online Licensed Product shall contain reasonable content filters consistent with the rating of such Online Licensed Product, which shall be subject to SCEA's review and approval in its sole discretion.

  11.
  Beta Tests of Online Licensed Products. Company shall comply with SCEA guidelines relating to beta testing of Online Licensed Products Including but not limited to the terms contained in Sections 9 and 10 herein. Company shall advise SCEA of any public beta testing program relating to Online Licensed Products prior to commencement of any such public beta testing program. In addition, prior to delivering an Online Licensed Product to beta testers, Company shall provide SCEA with a copy of its beta testing agreement for SCEA's review and approval. Such beta testing agreement must be agreed to by beta testers prior to commencement of beta testing. At SCEA's sole discretion, SCEA may, require Company to incorporate certain terms into Company's beta testing agreement for Online Licensed Products, which terms shall be incorporated into Company's beta testing agreement prior to delivery of Online Licensed Products to beta testers.

  12.
  Cross Territory Capabilities. Company shall bear exclusively all responsibility and liabilities for any features or capability of Online Licensed Products related to cross-territory Online Gameplay. Company shall indemnify and hold SCEA harmless for any claims, demands, losses, liabilities, damages, expenses and costs which result from or are in connection with any features or capability of the Online Licensed Product related to cross-territory Online Gameplay. Any cross-territory features or capabilities must comply with the SourceBook 2.

  13.
  Maintenance of Online Servers. Company shall maintain servers that support or host Online Licensed Products for at least twelve (12) months past the last commercial shipment from the Designated Manufacturing Facility of any Online Licensed Product except that for Demo or other promotional Online Licensed Products, Company shall maintain servers that support or host such Demo or promotional Online Licensed Products for at least six (6) months past the last shipment of such Online Licensed Products from the Designated Manufacturing Facility. Company must also notify end users in a clear and conspicuous manner of any permanent shut down to a server hosting or supporting an Online Licensed Product no later than sixty (60) days prior to any shut down.

  14.
  Company Online Designee. Company shall appoint a dedicated contact person for its Online Licensed Products, who shall act as a liaison between SCEA and Company for all online matters relating to Company's Online Licensed Products. Such designee shall also be responsible for making sure that all terms and conditions relating to the online elements of the Online Licensed Product are complied with and shall act as the Company contact for matters related to the Online Licensed Product. In the event that Company wishes to appoint a new designee, it shall give SCEA written notice ten (10) days prior to the change.

  15.
  Terminating Online Accounts. Company is responsible for policing its own Online Licensed Products, including gameplay, chat, use of user names and other naming devices, provided that Company shall not terminate any online account of an end user by using the MAC ID, or serial number, of any Network Adaptor or System.

  16.
  No Reverse Engineering. In addition to the provisions of section 4.1 of the PS2 LPA, Company shall not directly or indirectly disassemble, decrypt, electronically scan, peel semiconductor components, decompile or otherwise reverse engineer in any manner or attempt to reverse engineer the System or Network Adaptor in order to determine machine identification or any online component. Company shall not use the machine ID in any manner.

  17.
  Confidentiality. Except as may be required by law, neither party shall disclose to any third party the terms of this Letter Agreement or any confidential information of the other party (with the exception of the provisions of this paragraph at any time during the term of this Agreement and for two (2) years after, without the prior written consent of the other party. The terms of the PS2 LPA shall apply to any such disclosure.

  18.
  LIMITATION OF LIABILITY. IN NO EVENT SHALL SCEA OR OTHER SCEA AFFILIATES AND THEIR SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR LOSS OF PROFITS, OR ANY SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE BREACH OF THIS AGREEMENT BY SCEA, THE MANUFACTURE OF LICENSED OR ONLINE LICENSED PRODUCTS OR THE USE OF LICENSED PRODUCTS, EXECUTABLE SOFTWARE, AUTHENTICATION SYSTEMS PROVIDED, LICENSED OR IDENTIFIED BY SCEA AND/OR THE SYSTEM BY COMPANY OR ANY END-USER, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE. IN NO EVENT SHALL SCEA'S LIABILITY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY LIABILITY FOR DIRECT OR INDIRECT DAMAGES, EXCEED THE TOTAL AMOUNT PAID BY COMPANY TO SCEA UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER SCEA NOR ANY AFFILIATES OF SCEA, NOR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS SHALL BEAR ANY RISK OR HAVE ANY RESPONSIBILITY OR LIABILITY OR ANY KIND TO COMPANY OR TO ANY THIRD PARTIES WITH RESPECT TO THE QUALITY, OPERATION AND/OR PERFORMANCE OF ANY PORTION OF THE SONY MATERIALS, THE SYSTEM OR ANY LICENSED PRODUCT. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

        The parties hereto agree that the terms of this Letter Agreement are binding. This Letter Agreement shall constitute the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, except as otherwise indicated with respect to the PS2 LPA, both oral and written. No waiver or modification of any provision of this Letter Agreement shall be effective unless in writing and signed by both parties. This Letter Agreement may be executed in counterparts, each of which shall be deemed an original, and any and all of which together shall constitute one and the same instrument. This Letter Agreement shall be governed by and construed in accordance with the law of the State of California. The parties hereby consent to and submit to the non-exclusive jurisdiction of the federal and state courts located in the State of California as set forth in the PS2 LPA.

        If you are in agreement with the above terms and conditions, please sign in the space provided below and return an original to me to confirm that the foregoing accurately summarizes our agreement regarding the license contained herein.

AGREED AND ACCEPTED:

SONY COMPUTER ENTERTAINMENT AMERICA INC.		MIDWAY HOME ENTERTAINMENT
By:	/s/ ANDREW HOUSE	By:	/s/ MATT BOOTY
Name:	Andrew House	Name:	Matt Booty
Title:	E.V.P.	Title:	Senior VP Product Development
Date:	9/20/04	Date:	9/14/04

NOT AN AGREEMENT UNTIL EXECUTED BY BOTH PARTIES